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                                                                    Exhibit 10.5

                                OPEN-END MORTGAGE

                    Maximum Principal Amount: $20,000,000.00


         THIS OPEN-END MORTGAGE ("Mortgage") made as of the 29th day of February, 2000, by DURAMED PHARMACEUTICALS, INC., a Delaware corporation, with a mailing address of 5040 Duramed Drive, Cincinnati, Ohio 45213 (hereinafter referred to as "Mortgagor," whether one or more), to THE PROVIDENT BANK, an Ohio banking corporation, with a mailing address of One East Fourth Street, Cincinnati, Ohio 45202 (hereinafter, together with its successors and assigns, called "Mortgagee").

         WHEREAS, Mortgagor has executed and delivered to Mortgagee (i) a certain promissory note in the principal amount of Eight Million and 00/100 Dollars ($8,000,000.00) dated of even date herewith and a certain Promissory
Note in the principal amount of Twelve Million and 00/100 Dollars ($12,000,000.00) dated of even date herewith (such promissory notes together with any renewals, extensions or modifications thereof which remain outstanding while the Mortgage is in effect shall hereinafter be referred to, collectively, as the "Note"), which Note evidences loans (collectively, the "Loan") from Mortgagee to Mortgagor wherein Mortgagor promises to pay to Mortgagee so much thereof as may now or hereafter be disbursed to or for the account of Mortgagor, together with interest thereon as set forth in the Notes, with the final installment being due on February 28, 2010.

         WHEREAS, the Loan is made pursuant to the terms and in accordance with or reliance upon certain other agreements and documents, which may include, without limitation, an Assignment of Leases, Rents and Proceeds from Mortgagor to Mortgagee dated of even date herewith, an Environmental Indemnity Agreement and a Guaranty Agreement from Solvay America, Inc., a Delaware corporation ("Guarantor"), to Mortgagee dated of even date herewith, certificates, and affidavits (hereinafter collectively referred to herein as "Loan Documents").

                                    ARTICLE 1

                                    The Grant

         NOW THEREFORE, in consideration of the making of the Loan, Mortgagor does hereby agree that the Mortgage shall secure the following: (a) the prompt payment of the indebtedness evidenced by the Note, with interest thereon, and any late or other charges imposed in accordance with the terms thereof; and (b) the payment, performance and observance by Mortgagor of all of the covenants and conditions contained in the Note, this Mortgage and the Loan Documents; (items
(a) and (b) shall hereinafter collectively be referred to as the "Indebtedness Hereby Secured"), and in order to charge the properties, interests and rights hereinafter described with such payment,
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performance and observance, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby mortgage, warrant, grant, bargain, sell, assign, encumber, convey and grant a security interest to Mortgagee forever in all of the estate, title, and interest of Mortgagor in the fee simple, leasehold and easement estates in that certain real property situated in the County of Hamilton and State of Ohio and more particularly described on Exhibit A attached hereto and by reference made a part hereof ("Real Property");

         TOGETHER WITH all and singular the tenements, hereditaments, and appurtenances thereto belonging, all present and future buildings, structures, annexations, access rights, rights-of-way or use, servitudes, licenses, and improvements thereon, all of the rights, privileges, licenses, easements and appurtenances belonging to such Real Property, together with all of the estates and rights in and to lands lying in streets, alleys and roads adjoining the said Real Property (collectively, the "Improvements") and all Mortgagor's right, title, interest, estate, claim and demand, either at law or in equity, in and to all fixtures including, without limiting the generality of the foregoing, all lighting, heating, cooling, ventilating, air conditioning, incinerating, sprinkling, gas, plumbing, waste removal and refrigeration systems, engines, furnaces, boilers, pumps, tanks, heaters, generators, motors, fire prevention apparatus and all pipes, wires, fixtures, and apparatus forming a part of or used in connection therewith; elevators and motors, refrigeration plants or units, storm windows and doors, window and door screens, awnings and window and door shades, all drapes and curtains and related hardware and mounting devices, wall-to-wall carpeting; fixtures situated on the Real Property and used or usable in operation thereof as well as all additions, improvements and replacements thereto, and proceeds thereof; all water, sanitary and storm sewer systems including all water mains, service laterals and mineral rights, hydrants, valves and appurtenances, all sanitary sewer lines, including mains, laterals, manholes and appurtenances, all paving for streets, roads, walkways or entrance ways, all minerals, soil, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Real Property or under or above the same or any part or parcel thereof, all proceeds, or sums payable in lieu of or as compensation for the loss or damage to Improvements or to the Real Property upon which the said property covered hereby is or may be located including without limitation the buildings or improvements now or hereafter located thereon, and all rights in and to all pertinent present and future fire, hazard, business interruption, rental interruption and other insurance policies maintained by Mortgagor on the Improvements and Real Property, all payment and performance bonds received in connection with any construction or other matter and all rights thereunder, all plans, specifications, drawings, studies, surveys, appraisals and other similar work product, all contracts for design, architectural, engineering or construction services and all rights and claims thereunder; all other contract rights and agreements for the protection of property or services to or in connection with, or otherwise benefiting the Real Property including, without limitation, all management agreements and cable television agreements; all permits, licenses, variances, approvals and/or consents issued by any governmental entity, utility or other entity; all awards made by any public body or created by any competent jurisdiction for the taking or the degradation of value in any eminent domain proceedings, or purchase in lieu thereof; all of Mortgagor's interest and rights as lessor or lessee in and to all leases now or hereafter affecting the said Real Property or part thereof;
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all contracts for the sale of all or any portion of said Real Property, excluding, however, those certain items of tangible personal property or trade fixtures now or hereafter used or acquired by Mortgagor pursuant to its Manufacturing Agreement with Warner-Lambert Company, a Delaware corporation ("Warner-Lambert"), to manufacture pharmaceutical products at the Real Property or any personal property now or hereafter owned in whole or in part by Warner-Lambert for use pursuant to such Manufacturing Agreement or any personal property now or hereafter acquired in which Mortgagor has previously granted to Bank of America Commercial Finance Corporation a security interest including, without limitation, that certain property more particularly described in Exhibits B, C and D attached hereto and incorporated herein (the "Excluded Property") (the Real Property, Improvements and fixtures (other than the Excluded Property) are hereinafter referred to as the "Premises").

         Mortgagee is hereby subrogated to the rights of all mortgagees, lien holders and owners paid off by the proceeds of the Loan secured hereby.

         TO HAVE AND TO HOLD, the Premises unto the Mortgagee, its successors and assigns forever for the use and purposes hereinafter set forth.

                                    ARTICLE 2

                         Representations and Warranties

         2.1 Organization and Existence. Mortgagor is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary.

         2.2 Execution, Delivery and Performance. The execution, delivery and performance by Mortgagor of this Mortgage and each of the other Loan Documents to which it is a party: (i) have been duly authorized by all requisite action,
(ii) do not and will not violate or conflict with any law or other governmental requirement, or any of the agreements, instruments or documents which formed or govern Mortgagor, and (iii) do not and will not breach or violate any of the provisions of, and will not result in a default by Mortgagor under any other agreement, instrument or document to which it is a party or by which it or its properties are bound.

         2.3 Notices and Approvals. Except as may have been given or obtained, no notice to or consent or approval of any governmental body or authority or other third party whatsoever (including, without limitation, any other creditor) is required in connection with the execution, delivery or performance by Mortgagor of this Mortgage.
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         2.4 Enforceability. This Mortgage and such of the other Loan Documents to which Mortgagor is a party are the respective legal, valid and binding obligations of Mortgagor, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.

         2.5 Financial Statements. Except as disclosed therein, all financial statements of Mortgagor furnished to Mortgagee have been prepared in conformity with generally accepted accounting principles, consistently applied, are true and correct in all material respects, and fairly present the financial condition of Mortgagor as at such dates and the results of its operations for the periods then ended (subject, in the case of interim unaudited financial statements, to normal year-end adjustments); and since the most recent date covered by such financial statements, there has been no material adverse change in any such financial condition or operations.

         2.6 Litigation. No litigation, arbitration, administrative or governmental proceedings are pending or, to the knowledge of Mortgagor, threatened against Mortgagor, which would, if adversely determined, materially and adversely affect the liens and security interests of Mortgagee hereunder or under any of the other Loan Documents, the financial condition of Mortgagor or the continued operations of Mortgagor.

         2.7 Tax Returns. All federal, state and local tax returns, reports and statements required to be filed by Mortgagor have been filed with the appropriate governmental agencies and all taxes due and payable by Mortgagor have been timely paid (except to the extent that any such failure to file or pay will not materially and adversely affect either the liens and security interests of Mortgagee hereunder or under any of the other Loan Documents, the financial condition of Mortgagor, or the continued operations of Mortgagor.

         2.8 Compliance with Laws. Mortgagor has complied with and is not in any default under any federal, state or local law, regulation, rule order, the failure to comply which would have a material adverse effect on the business of Mortgagor.

         2.9 Title. Mortgagor does hereby represent and warrant to Mortgagee that it is lawfully seized of the Premises in fee simple and has full power to convey the same and to execute this Mortgage; that the Premises are free, clear and unencumbered of all easements, restrictions, and liens whatsoever, except those easements, restrictions and liens set forth in the title evidence issued to Mortgagee in connection herewith, if any ("Permitted Encumbrances"); that Mortgagor does warrant and will defend the title to the Premises against the claims and demands of all persons whomsoever except for the Permitted Encumbrances; that Mortgagor will keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and that Mortgagor will make any further assurances of title that Mortgagee may reasonably require.
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         2.10 Mechanics Lien Matters. Mortgagor represents and warrants that, except for Permitted Encumbrances, no Notice of Commencement (as identified in Ohio Revised Code Section 1311.04) as to the Premises has been filed or will be filed prior to the filing for record of this Mortgage and that Mortgagor shall promptly provide Mortgagee with a copy of all Notices of Furnishing (as identified in Ohio Revised Code Section 1311.05) received by Mortgagor.

         Each of the foregoing representations and warranties: (i) has been and will be relied upon as an inducement to Mortgagee to provide the Loan, and (ii) shall survive the execution and delivery of this Mortgage.

                                    ARTICLE 3

                                    Covenants

         Mortgagor further covenants and agrees with Mortgagee as follows:

         3.1 Payments. To pay to Mortgagee, when due, the principal balance of the Note with interest thereon and all other late charges and/or penalties, all in accordance with the terms of the Note and to pay all other Indebtedness Hereby Secured at the times and in the manner herein and therein provided.

         3.2 Taxes and other Impositions. To pay, when due according to law, all taxes, assessments and other charges which are now due or may hereafter be imposed or assessed upon the Premises, or any part thereof, or that may be imposed or assessed against the holder of this Mortgage (except when contested in good faith and when appropriate reserves are established) and the Note by reason of ownership thereof, by any authority, be it federal, state, county or city including, but not limited to, charges imposed upon the Premises under any applicable declaration of condominium. Upon the failure of Mortgagor promptly to pay such taxes, assessments and other charges, Mortgagee shall have the option to pay and discharge the same after written notice to Mortgagor, and any sum so expended by Mortgagee shall at once become indebtedness owing from Mortgagor to Mortgagee, shall be immediately due and payable by Mortgagor with interest thereon to the extent legally enforceable at the rate of interest provided in the Note in the event of default and shall together be added to the Indebtedness Hereby Secured. Upon the request of Mortgagee, Mortgagor will promptly provide Mortgagee with evidence of payment of the above taxes, assessments and other charges imposed or assessed upon the Premises.

         3.3 Insurance. For the term of this Mortgage, to obtain and keep in full force and effect at the sole cost and expense of Mortgagor or cause to be obtained and kept policies of insurance to: (a) maintain comprehensive general public liability insurance covering the legal liability of Mortgagor against claims for bodily injury, and/or property damage arising out of the use,
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maintenance and/or operation of the Premises and all areas appurtenant thereto and/or the conduct of Mortgagor's business in such amounts as Mortgagee may reasonably require but in no event less than One Million and 00/100 Dollars ($1,000,000.00) for personal injury or death to one person, One Million and 00/100 Dollars ($1,000,000.00) for personal injury or deaths in one accident and One Million and 00/100 Dollars ($1,000,000.00) for property damage; (b) maintain "broad form/special perils" insurance on any and all Improvements and Personal Property located on the Premises against loss by fire or other hazards in an amount not less than the greater of (i) actual cash, and (ii) full insurable value of the Improvements located on the Premises as Mortgagee may reasonably require, but in no event less than the principal balance of the Note; (c) in the event any of the Premises is located within a hundred year flood plain or area designated as subject to flood by the Federal Emergency Management Agency or other government agency, or when required by any federal, state or local law, statute, regulation or ordinance, maintain flood insurance in an amount Mortgagee reasonably deems appropriate; (d) satisfy all applicable workers' compensation insurance requirements; (e) maintain business interruption insurance and/or loss of "rental value" insurance in such amounts, and with such coverages, as may be reasonably satisfactory to Mortgagee, such insurance to be provided at such time as Mortgagee may specify but in no event later than the commencement of occupancy by any tenant; (f) during the course of any construction or repair of the Improvements on the Premises, maintain builder's completed value risk insurance against "all risks of physical loss," including collapse and transit coverage, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished; and (g) obtain and maintain any other insurance concerning the Premises or operation of business thereon as Mortgagee may reasonably require including, but not limited to, any applicable condominium insurance or PUD insurance.

         All such policies of insurance shall be written by a company or companies reasonably acceptable to Mortgagee; shall have attached thereto the standard form of mortgagee clause; shall name Mortgagee and assigns as a named insured, loss payee and as Mortgagee, without contribution; shall be delivered to and held by Mortgagee or assigns; shall provide for thirty (30) days prior written notice of cancellation or non-renewal to Mortgagee; shall have attached thereto an agreed amount endorsement; shall include a provision stating that the waiver of subrogation rights of the insured does not void the coverage; shall contain endorsements that no act or negligence of the insured or any occupant and no occupancy or use of the Premises for purposes more hazardous than permitted by the terms of the policy, nor any breach of any warranty, declaration or condition by the insured, will affect the validity or enforceability of such insurance as against Mortgagee; shall contain the agreement of the insurer waiving all rights of set off, counterclaim or deductions against Mortgagor.

         Mortgagor shall furnish or shall cause to be furnished to Mortgagee an original policy or certificate of all required policies of insurance along with proof of premiums paid for the current policy year and each subsequent year for the term of this Mortgage. This Mortgage shall operate as an assignment to Mortgagee of said policies of insurance, whether delivered or not. At
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the option of the Mortgagee, if insurance proceeds are not paid within ninety
(90) days of the casualty or if Mortgagor cannot reinstate its business operations within a reasonable period of time after the occurrence of a casualty, or if there is a default, the proceeds of loss under any policy of insurance, whether endorsed payable to the Mortgagee or not, may be applied in payment of the Note or any other sum secured by this Mortgage, whether or not such sums are then due, or to the restoration or replacement of any buildings on the Premises without in any way affecting the lien of this Mortgage or the obligation of the Mortgagor or any other person for payment of the Indebtedness Hereby Secured.

         If the Premises are sold following foreclosure or if Mortgagee acquires title to the Premises, Mortgagee shall have all the right, title and interest of the Mortgagor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Premises prior to such sale or acquisition.

         Upon the failure of Mortgagor to provide or cause to be provided the aforesaid insurance, Mortgagee shall have the option to procure and maintain such insurance without notice to Mortgagor. Any sum so expended by Mortgagee shall at once become indebtedness owing from Mortgagor to Mortgagee and shall immediately become due and payable by Mortgagor with interest thereon to the extent legally enforceable, at the rate of interest provided in the Note in the event of a default, and shall together be added to the Indebtedness Hereby Secured.

         3.4 Condition of Property; Compliance with Law; Waste. To keep the Premises in good condition and repair and to make all structural and nonstructural repairs and maintenance necessary and to cause all repairs and maintenance to be done in a good and workmanlike manner; to comply in all material respects with all statutes, laws, ordinances and governmental rules, regulations and orders which are applicable to the Premises; (except for items having a value of less than Ten Thousand and 00/100 Dollars ($10,000.00)) not to commit or permit waste on the Premises or remove or permit the removal of any building, improvement, or fixture from the Premises without prior written consent of the Mortgagee or unless replaced with an item of greater or equal value; and not to perform or permit any act which may in any way materially impair the value of the Premises.

         3.5 No Further Encumbrances; No Disposition. Except for the Permitted Encumbrances or a merger or consolidation or sale of substantially all the assets of Mortgagor permitted under Section 3.15 hereof, not to make, create, or suffer to be made or created any sale, transfer, conveyance, assignment of the Premises, or any part thereof, or any interest therein or any contract or agreement to do any of the same without Mortgagee's prior written consent, which consent may be withheld in Mortgagee's sole and absolute discretion. A sale, transfer, conveyance or assignment means the conveyance by the Mortgagor of any legal or equitable right, title or interest in the Premises, or any part thereof, whether such conveyance is voluntary or involuntary, by outright sale, deed, installment sale contract, land contract, lease option contract, or any other method of transferring any interest in real property, except for the lease from Mortgagor to Warner-Lambert and
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a license back from Warner-Lambert to Mortgagor. Any encumbrance means a lien, mortgage or any other encumbrance subordinate to Mortgagee's Mortgage. Further, in the event of default under any of the provisions of this Section 3.5, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and the Note and in the same manner as with the Mortgagor and may forbear to sue or may extend time for payment of the Note without discharging or in anyway affecting the liability of the Mortgagor hereunder or under the Note.

         3.6 Condemnation. To promptly notify Mortgagee of any action or proceeding relating to any condemnation or other taking, whether direct or indirect of the Premises, or part thereof, and Mortgagor shall appear in and prosecute any such action or proceedings unless otherwise directed by Mortgagee in writing. Mortgagor authorizes Mortgagee at Mortgagee's option, as attorney in fact for Mortgagor, (which authorization shall be irrevocable) to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation or other taking of the Premises, whether direct or indirect and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Premises or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Mortgagee; and all condemnation money so received shall be forthwith applied by Mortgagee, at its option in payment of the Note, or any other sum secured by this Mortgage whether or not such sums are then due, or to the restoration or replacement of any part of the Premises without in any way affecting the lien of this Mortgage or the obligation of the Mortgagor or any other person for payment of Indebtedness Hereby Secured; provided however that any excess over the balance due under the Note and any other indebtedness secured by this Mortgage shall be delivered to Mortgagor.

         3.7 Books and Records; Financial Information. With respect to the Premises and the operation thereof, Mortgagor will keep or cause to be kept proper books of record in accordance with generally accepted accounting principals consistently applied. Mortgagee shall have the right to inspect the books and records of the operation of the Premises and make copies thereof at all reasonable times and upon reasonable notice to Mortgagor. Mortgagor shall furnish to Mortgagee during the term of this Mortgage all of the following: (i) within ninety (90) days after the end of each fiscal year of Mortgagor, a copy of the annual audited financial statements of Mortgagor including, in reasonable detail, a balance sheet as of the close of such fiscal year, and a statement of profit and loss for such fiscal year; (ii) within forty-five (45) days after the close of each fiscal quarter of Mortgagor, a copy of the interim financial statements of Mortgagor for such fiscal quarter (including, in reasonable detail, both a balance sheet as of the close of such fiscal period, and a statement of profit and loss for such fiscal period); and (iii) such other information as Mortgagee may from time to time request. All such financial statements shall be certified as correct by the party who has prepared such information, and, in the case of internally prepared statements, certified as correct by the chief financial officer of Mortgagor. In addition, Mortgagor will furnish to Mortgagee copies
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of federal income tax returns as Mortgagee may reasonably request, certified by
Mortgagor in such form as may be reasonably acceptable to Mortgagee.

         3.8 Liability For All Loan Administration and Enforcement Expenses. Mortgagor shall pay all sums, including costs and reasonable attorney fees for Mortgagee's outside counsel at such counsel's standard hourly rates for time actually incurred in the making of the Loan and the administration thereof including title examination and title insurance premiums and expenses, appraisal fees, survey fees, inspection fees incurred by Mortgagee to establish or preserve the lien of this Mortgage or its priority, or in connection with any suit to enforce this Mortgage to recover the Indebtedness Hereby Secured, or to protect the security of this Mortgage. All such sums shall be immediately due and payable, shall bear interest at the highest rate of interest provided in the
Note in the event of default, and shall, together with such interest, be added to the Indebtedness Hereby Secured.

         3.9 Application of Funds. Unless applicable law provides otherwise, all payments received by Mortgagee from Mortgagor under the Note or this Mortgage shall be applied by Mortgagee in the following order of priority:

             (a) Amounts advanced by Mortgagee in accordance with the terms of this Mortgage, the Note or the Loan Documents, together with interest thereon;

             (b) All late charges, penalties and/or prepayment penalties due Mortgagee from Mortgagor pursuant to the provisions of the Note, Mortgage and Loan Documents;

             (c) Interest payable on the Note;

             (d) Principal balance of the Note; and

             (e) All other Indebtedness Hereby Secured.

         3.10 Environmental Conditions. Mortgagor represents and warrants to Mortgagee (a) that, except as disclosed in environmental reports now or previously provided to Mortgagee, Mortgagor has no knowledge or information which would put a reasonable person on notice or cause such person to make inquiry concerning the likelihood or presence of any hazardous waste condition or any factor contributing to a risk to the environment located on or emanating from the Premises; (b) that no environmental enforcement action(s) against or concerning the Premises are pending or threatened and Mortgagor will notify Mortgagee if any such action is commenced; (c) that Mortgagor will maintain and operate the Premises during the term of the Mortgage in material compliance with all applicable environmental laws of the state where the Premises are located and of the United States of America; (d) that Mortgagor will remedy any contamination that may be discovered on the Premises and which is required by law to be remedied; and (e) the Mortgagor will indemnify and
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hold Mortgagee harmless from and against all losses or damages arising from hazardous waste conditions or risks to the environment which will result in claims against or liability of Mortgagee as holder of this Mortgage or subsequent owner of the Premises that are not covered by Mortgagee or its agents or employees or independent contractors retained by or on behalf of Mortgagee.

         3.11 Indemnification of Mortgagee. To indemnify Mortgagee for and hold Mortgagee harmless from and against any loss suffered or any liability, cost or expense including, without limitation, reasonable attorneys' fees, incurred by Mortgagee on account of any damage to the person or property of the parties hereto or of any third parties by reason of or in connection with the use, operation, maintenance, repair or management of the Premises, whether or not such damage is partly due to the negligence of Mortgagee, or its employees or agents, unless such damage was caused solely by the act or acts of Mortgagee or its employees or agents while on the Premises. Mortgagor shall undertake, at their sole expense and through counsel satisfactory to Mortgagee, the defense of Mortgagee in any lawsuit commenced as the result, or alleged to be the result, of injury or damage occurring by reason of or in connection with the use, operation, maintenance, repair or management of the Premises.

         3.12 Taxes. Mortgagor will pay when due all taxes, assessments and other governmental charges, howsoever designated, and all other liabilities and obligations, except to the extent that any such failure to pay will not materially and adversely affect either the liens and security interests of Mortgagee hereunder or under any of the other Loan Documents, the financial condition of Mortgagor or the continued operations of Mortgagor.

         3.13 Compliance With Laws and Agreements. Mortgagor will not violate any law, regulation or other governmental requirement, any judgment or order of any court or governmental agency or authority, or any agreement, instrument or document to which it is a party or by which it is bound, if any such violation will materially and adversely affect either the liens and security interests of Mortgagee hereunder or under any of the other Loan Documents, the financial condition of Mortgagor, or the continued operations of Mortgagor.

         3.14 Notification of Default. Mortgagor shall provide Mortgagee with prompt written notification of: (i) any Event of Default or any event which, with the giving of notice, passage of time, or both, would constitute such an Event of Default; (ii) any materially adverse change in the business, financial condition or operations of Mortgagor; (iii) any information which indicates that any financial statements of Mortgagor fail, in any material respect, to present fairly the financial condition and results of operations purported to be presented in such statements; and (iv) any change in Mortgagor's outside accountants. Each notification by Mortgagor pursuant hereto shall specify the event or information causing such notification, and, to the extent applicable, shall specify the steps being taken to rectify or remedy such event or information.
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         3.15 Continuity. Except upon the prior written consent of Mortgagee, which consent will not be unreasonably withheld: (a) Mortgagor shall be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets of, or any material stock, partnership, joint venture or other equity interest in, any person or entity, or sell, transfer or lease all or any substantial part of its assets, if any such action would result in either: (i) a material change in the principal business of Mortgagor, or (ii) a material adverse change in the financial condition or operations of Mortgagor; and (b) Mortgagor shall preserve its existence and good standing in the jurisdiction(s) of establishment and operation. In any event, regardless of the consent of Mortgagee, Mortgagor may be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of, or any material stock, partnership, joint venture or other equity interest in, any person or entity, or sell, transfer or lease all or any substantial part of its assets if (A) the net worth of Mortgagor immediately following any such transaction shall equal or exceed the net worth of Mortgagor immediately prior to such transaction, and (B) the debt to equity ratio of Mortgagor immediately following any such transaction shall be the same or better than that immediately prior to such transaction.

                                    ARTICLE 4

                                Events of Default

         Each of the following shall be deemed to be an "Event of Default":

         4.1 Default in the payment of principal, interest or any other amounts due under the Note within ten (10) days after notice from Mortgagee that such payment is past due;

         4.2 Default in the payment of any other Indebtedness Hereby Secured within five (5) days after notice from Mortgagee that such payment is past due;

         4.3 The failure to obtain and keep in force at all times all insurance on the Premises and contents thereof and other insurance coverages in accordance with the terms of this Mortgage and such failure is not fully cured within ten
(10) days after Mortgagee has given written notice thereof to Mortgagor;

         4.4 An encumbrance on or sale of the Premises, or any part thereof, in violation of Section 3.5 herein;

         4.5 The filing of any lien unless contested in good faith and with appropriate reserves established or charge against the Premises or any part thereof which is not removed or bonded to the satisfaction of Mortgagee within a period of thirty (30) days thereafter;

         4.6 The failure to observe or perform any one or more of the other terms, covenants or other obligations on the part of Mortgagor set forth in the Note, this Mortgage, or the Loan Documents and such default is not fully cured within thirty (30) days after Mortgagee has given written notice thereof to Mortgagor; provided, however, that if such default is curable, and if and so long as Mortgagor is proceeding with due diligence to cure the default, such period will be extended to whatever reasonable period is required to permit the Mortgagor to cure the default; provided that such additional curing period does not, in Mortgagee's sole opinion, jeopardize its vital interest in the Premises;

         4.7 The abandonment by Mortgagor of all or a part of the Premises;

         4.8 In the case where Mortgagor is a corporation, partnership or trust entity, the dissolution or cessation of existence as a legal entity of Mortgagor;

         4.9 Any certification, representation or warranty of Mortgagor under this Mortgage or any of the Loan Documents or any other information provided to Mortgagee by Mortgagor or its representatives in connection with the Premises is determined to have been untrue and/or misleading in any material effect when made;

         4.10 Upon the filing of any bankruptcy proceeding by Mortgagor or upon the filing of any bankruptcy proceeding against Mortgagor which is not dismissed within sixty (60) days; any assignment by the Mortgagor of any of its property for the benefit of creditors, or the placing of any of Mortgagor's property in receivership, trusteeship or conservatorship with or without action or suit in any court;

         4.11 The death of any individual, or dissolution of any corporate partnership or limited liability company, borrower, co-maker or guarantor;

         4.12 The insolvency or bankruptcy of a guarantor; and

         4.13 The occurrence of any Event of Default under any of the other Loan Documents.

                                    ARTICLE 5

                                    Remedies

         5.1 Mortgagee's Remedies. Upon the occurrence of an Event of Default, Mortgagee shall have the right to exercise all rights and remedies provided by law or in equity to which Mortgagee is entitled including, without limitation,
(a) the right to proceed to protect and enforce its rights by any action at law, in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms, conditions, or provisions hereof or in the aid of the exercise of any power granted hereby or by law; (b) the right to declare the entire amount of the Note and all interest thereon, or, at its option, any part of the foregoing, to be immediately due and payable without further demand or notice;
(c) the right to, at any time or from time to time, proceed at law or in equity or otherwise to foreclose the lien of this Mortgage as against all or any part of the Premises; (d) upon the filing of a suit or other commencement of judicial proceeding to enforce the rights of the Mortgagee under this Mortgage, Mortgagee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Premises and to receive all receipts therefrom pending such proceedings, with such power as the court making such appointment shall confer; and (e) the right to demand that Mortgagor surrenders the possession of the Premises subject to the rights of any lessee, to take possession of all or any part of the Premises together with all books, papers and accounts of Mortgagor pertaining thereto and to operate and manage the same and from time to time to make all needful repairs and improvements as Mortgagee may deem reasonable; and to lease the Premises or any part thereof in the name of and for the account of the Mortgagor and to collect and receive and sequester the rents, revenues and other income after deducting all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to Mortgagee.

         5.2 Rights and Remedies Cumulative; No Waiver or Release of Obligation. The rights and remedies of the Mortgagee as provided in this Mortgage and in the Note, and in the warranties contained herein and therein shall be cumulative and concurrent, may be pursued separately, successively or together against Mortgagor or against the Premises, or both, in the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise.

         Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage or of the Note shall not be deemed a waiver of any of the terms or provisions of this Mortgage or the Note. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; every such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver of any default or Event of Default hereunder by the Mortgagee shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

         Mortgagee may release, regardless of consideration, any part of the security held for the indebtedness secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien.

         5.3 Expenses. Upon an Event of Default hereunder, Mortgagor shall pay to Mortgagee such further amount as shall be sufficient to reimburse it fully for all costs and expenses of collection of the Note and the enforcement of any security for the Note including without limitation, Mortgagee's fees and expenses for enforcing this Mortgage or any rights hereunder, reasonable attorneys', accountants' and appraisers' fees and expenses, court costs and any taxes and fees or governmental charges incident to such enforcement of rights and collection.

                                    ARTICLE 6

                                  Miscellaneous

         6.1 Binding Effect. All of the terms, covenants and conditions of this Mortgage shall bind Mortgagor and its respective heirs, devisees, administrators, executors, successors and assigns and shall inure to the benefit of and be available to Mortgagee, and its successors and assigns.

         6.2 Interpretation; Time of the Essence. All references to Mortgagor and Mortgagee shall be read in the singular or plural and in the masculine, feminine, or neuter gender, as the sentence may require. Time is of the essence with respect to each and every obligation of Mortgagor under the Note, the Mortgage and the other Loan Documents.

         6.3 Governing Law. This Mortgage shall be governed by the laws of the State of Ohio. In the event that any provision of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given affect without the conflicting provisions, and to this end the provisions of this Mortgage are declared to be severable.

         6.4 Covenants Run With Land. All of the covenants of this Mortgage shall run with the land constituting the Premises.

         6.5 Headings. The headings to the articles and sections hereof are for reference only and do not limit in any way the content thereof.

         6.6 Additional Assurances. Mortgagor hereby agrees to promptly execute and deliver such further instruments and assurances and will do such further acts as Mortgagee may reasonably request to perfect the security interest of Mortgagee in all or any portion of the Premises and/or to more effectively carry out the purposes of the Note, Mortgage and/or other Loan Documents.

         6.7 Open-End Mortgage. In accordance with the provisions of Ohio Revised Code Sections 5301.232 and 5301.233, this Mortgage is given to, and the parties intend that it shall secure indebtedness in a maximum amount of Twenty Million and 00/100 Dollars ($20,000,000.00) evidenced by the Note, which indebtedness may include advances made by Mortgagee, after this Mortgage is filed of record. The making of such advances is obligatory on the part of Mortgagee subject to the terms and conditions provided for in the Note, Mortgage and Loan Documents. The maximum amount of the unpaid balance of such indebtedness, in the aggregate and exclusive of interest thereon, which is or will be outstanding at any time, is that set forth above, provided that this Mortgage shall also secure unpaid balances of advances made for the payment of taxes, assessments, insurance premiums, or costs incurred for the protection of the Premises.

         6.8 Ohio Revised Code Section 1311.14. Mortgagor covenants and agrees with Mortgagee that Mortgagee may, at its option, do all things provided to be done by a Mortgagee under Section 1311.14 of the Ohio Revised Code, and any amendments or supplements thereto, for the protection of Mortgagee's interest in the Premises.

         6.9 Obligations Unconditional. The obligations of the Mortgagor to make payments of any and all amounts due hereunder shall be absolute and unconditional without defense or set-off by reason of any default whatsoever including, without limitation, a default by any tenant of the Premises under any lease with the Mortgagor or under any other agreement or instrument between the Mortgagee and the Mortgagor, and such payments to Mortgagee shall not be decreased, abated, postponed or delayed for any reason whatsoever including, without limitation, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Premises, the taking of any part of the Premises, commercial frustration of purpose, failure of any person to perform or observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Mortgage, the Note, or any other Loan Document, or failure of any resident or occupant of the Premises to pay the fees, rentals or other charges owed to Mortgagor, and irrespective of whether or not any such resident or occupant of the Premises receives either partial or total reimbursement as a credit against such payment, it being the intention of the parties that the payments required of the Mortgagor hereunder will be paid in full when due without any delay or diminution whatsoever.

         6.10 Waiver of Jury Trial. In consideration for the extension of the Loan to Mortgagor by Mortgagee, Mortgagor hereby expressly waives the right to trial by jury in any lawsuit or proceeding related to this Mortgage or arising in any way from the Indebtedness Hereby Secured or the transactions between Mortgagor and Mortgagee.

         NOW, THEREFORE, if Mortgagor shall well and truly pay and discharge the Indebtedness Hereby Secured as the same shall become due and payable and shall perform and observe all of the terms, covenants and conditions to be performed and observed by Mortgagor hereunder then this conveyance shall be null and void and shall be released by Mortgagee at the expense of Mortgagor; otherwise this Mortgage is to remain in full force and effect.

       Remainder of page intentionally left blank. Signature page follows.

         IN WITNESS WHEREOF, Mortgagor has executed this Open-End Mortgage as of the year and date first above written.

WITNESSES:                                     MORTGAGOR:


/s/ Christina E. Hassan                        DURAMED PHARMACEUTICALS, INC.,
----------------------------------------       a Delaware corporation
Printed: Christina E. Hassan
        --------------------------------


/s/ Joy E. Herald
----------------------------------------
Printed: Joy E. Herald                         By: /s/ Timothy J. Holt
        --------------------------------          ------------------------------
                                               Name:   Timothy J. Holt
                                                    ----------------------------
                                               Its: Senior Vice President
                                                    & Chief Financial Officer
                                                   -----------------------------


STATE OF OHIO                          )
                                       ) SS:
COUNTY OF HAMILTON                     )

         The foregoing instrument was acknowledged before me this _____ day of February, 2000, by Timothy J. Holt as Senior Vice President & Chief Financial Officer of DURAMED PHARMACEUTICALS, INC., a Delaware corporation, on behalf of the corporation.
                                               /s/ Joy E. Herald
                                               ---------------------------------
                                               Notary Public

This instrument was prepared by:

Laura L. Warren, Esq.
Keating, Muething & Klekamp, P.L.L.
1400 Provident Tower
One East Fourth Street
Cincinnati, Ohio  45202
(513) 579-6400

                                    EXHIBIT A

PARCEL I:             LEGAL DESCRIPTION FOR CONSOLIDATION 14.790 ACRE PARCEL
                      ------------------------------------------------------


         Being a parcel of land situated in Columbia Township, City of Cincinnati, Hamilton County, Ohio, Section 28 and Section 29, Town 4, Fractional Range 2, and being part of the property as conveyed in Official Record Book 6330, Page 419 of the deed records of the Recorders Office of Hamilton County, Ohio, and being located within the following described points and the boundary thereof:

         Commencing at the northwest corner of the northeast quarter of Section 28; thence along the north-south half section line of said Section 28, South 05(degree)30'46" West, 115.50 feet to the east line of Lester Road, said point being the Real Point of Beginning of the parcel herein described; thence with the east line of said Lester Road on the following courses: (1) North 12(degree)35'24" West, 64.85 feet; (2) on a curve deflecting to the left and having a radius of 392.00 feet, an arc length of 68.20 feet, and a chord bearing North 14(degree)38'48" West, 68.11 feet to the south right-of-way line of the N & W Railroad; thence with said south line on the following courses: (1) North 35(degree)34'43" East, 48.18 feet; (2) on a curve deflecting to the right and having a radius of 1,833.46 feet; an arc length of 1366.45 feet, and a chord bearing North 88(degree)40'07" East, 1,335.04 feet; (3) South 69(degree)41'23" East, 188.00 feet; (4) South 20(degree)18'37" West, 15.00 feet; (5) South 69(degree)38'07" East, 40.14 feet to the northwesterly Limited Access line of Interstate 71; thence with said northwesterly line on the following courses: (1) South 47(degree)22'53" West, 101.58 feet; (2) South 17(degree)30'03" West, 68.97 feet; (3) on a curve deflecting to the right and having a radius of 1,839.86 feet, an arc length of 315.10 feet, and a chord bearing South 69(degree)37'01" West, 314.72 feet; (4) South 82(degree)22'48" West, 83.23 feet; (5) North 5(degree)44'46" East, 42.43 feet; (6) South 76(degree)47'12" West, 251.19 feet;
(7) South 72(degree)35'28" West, 56.36 feet; (8) North 71(degree)06'11" West,
53.62 feet; (9) South 51(degree)46'24" West, 89.33 feet; (10) South
80(degree)56'32" West, 159.04 feet; (11) South 85(degree)44'06" West, 200.81 feet; (12) North 11(degree)43'07" West, 10.38 feet; (13) South 78(degree)17'53"
West, 57.31 feet; (14) North 88(degree)30'50" West, 62.00 feet; (15) North 65(degree)43'31: West, 129.08 feet; (16) North 83(degree)05'13" West, 47.44 feet to the east line of Lester Road; thence with said east line on the following courses: (1) North 01(degree)10'46" East, 142.95 feet; (2) North 12(degree)35'24" West, 58.62 feet to the Real Point of Beginning containing
14.790 acres more or less.

         The above description is the result of a survey prepared by Carl D. Walker of Savage, Walker & Associates, Inc., Ohio Registered Surveyor No. 6260 dated June 7, 1994.

PARCEL II:            DESCRIPTION  FOR CONSOLIDATION 2.302 ACRE PARCEL
                      ------------------------------------------------

         Being a parcel of land situated in Columbia Township, City of Cincinnati, Hamilton County, Ohio, Section 28, Town 4, Fractional Range 2 and being part of the property as conveyed in Official Record Book 6330, Page 419 and all of the property as conveyed in Registered Land Certificate No. 159327 of the deed records of the Recorders Office and Registered Land Office of Hamilton County, Ohio, and being located within the following described points and the boundary thereof:

         Commencing at the northwest corner of the northeast quarter of Section 28; thence on the north-south half section line of said Section 28; South 05(degree)30'46" West, 313.05 feet to the northwesterly limited access line of Interstate 71; thence with said northwesterly line North 84(degree)24'32" West,21.18 feet to the Real Point of Beginning of the parcel herein described; thence continuing with the said northwesterly line on the following courses: (1) North 84(degree)24'32" West, 61.17 feet; (2) South 78(degree)08'00" West, 343.29 feet; (3) South 86(degree)56'55" West, 127.85 feet; (4) South 48(degree)47'12"
West, 18.99 feet; (5) North 41(degree)14'07" West, 20.54 feet to the south right-of-way line of the N & W Railroad; thence with said south line on a curve deflecting to the right and having a radius of 1,833.46 feet, an arc length of
629.03 feet, and a chord bearing North 53(degree)46'30" East, 625.95 feet to the west right-of-way line of Lester Road; thence with said west line on the following courses: (1) on a curve deflecting to the right and having a radius of
332.00 feet, an arch length of 32.36 feet, and a chord bearing South 41(degree)17'58" East, 32.35 feet, (2) on a curve deflecting to the right and having a radius of 675.00 feet, an arc length of 89.71 feet, and a chord bearing South 14(degree)12'08" East, 89.64 feet; (3) South 38(degree)47'14" East, 12.36 feet; (4) South 01(degree)10'46" West, 72.10 feet; (5) on a curve deflecting to the right and having a radius of 30.00 feet, an arc length of 8.88 feet, and a chord bearing South 60(degree)39'41" West, 8.85 feet; (6) on a curve deflecting to the left and having a radius of 50.00 feet, an arc length of 125.97 feet and a chord bearing South 03(degree)24'52" East, 95.20 feet; (7) South 01(degree)10'46" West, 9.11 feet to the Real Point of Beginning containing 2.302 acres more or less.

         Included in the above described parcel is Registered Land Certificate of Title No. 87180, described as follows:

         Commencing at the northwest corner of the northeast quarter of Section 28; thence along the north-south half section line of said Section 28; South 05(degree)30'46" West, 168.63 feet; thence leaving said north-south line North 38(degree)47'14" West, 62.23 feet to the west line of Lester Road, said point being the Real Point of Beginning of the parcel herein described; thence leaving said west line North 38(degree)47'14" West, 90.04 feet; thence on a curve deflecting to the right and having a radius of 1830.08 feet, an arc length of
38.26 feet, and a chord bearing North 64(degree)05'11" East, 38.26 feet to the west line of Lester Road; thence with said west line on a curve deflecting to the right having a radius of 675.00 feet, an arc length of 89.71 feet, and a chord bearing South 14(degree)12'08" East, 89.64 feet to the Real Point of Beginning containing .0407 acres more or less.

         The above description is the result of a survey prepared by Carl D. Walker of Savage, Walker & Associates, Inc., Ohio Registered Surveyor No. 6260 dated August 29, 1997.

                                EXHIBITS B, C, D

                                EXCLUDED PROPERTY